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                                                                    EXHIBIT 5.1


                                February 6, 2002

Integrated Defense Technologies, Inc.
110 Wynn Drive
Huntsville, Alabama 35807

Ladies and Gentlemen:

         We have acted as special counsel to Integrated Defense Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of up to 8,050,000 shares (the "Shares") of common stock, par value $0.01 per share, offered to the public (the "Offering") pursuant to the prospectus forming part of the Registration Statement of the Company on Form S-1, File No. 333-75476, as amended by Amendment No. 1 thereto (as amended, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission").

         This opinion letter is furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

         For this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of
(i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) certain resolutions of the Board of Directors and the sole stockholder of the Company relating to the issuance of the Shares, (iii) the Registration Statement and (iv) such other documents as we have deemed necessary or appropriate to render the opinions set forth below.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding

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Integrated Defense Technologies, Inc.
February 6, 2002
Page 2

effect thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon our examination as described above, and subject to the assumptions and qualifications stated herein, we are of the opinion that the Shares to be sold in the Offering have been duly authorized and have been or, when issued and delivered as described in the Registration Statement, will be validly issued, fully-paid and non-assessable.

         The forgoing opinions are limited to the laws of the United States and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance and sale of the Shares or the resale of the Shares.

         We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

                                             Very truly yours,

                                             /s/ Winston & Strawn